This is a joint press release by Liberty Global plc and Ziggo N.V., pursuant to the provisions of Section 5 Paragraph 1 and Section 7 Paragraph 4 of the Decree on Public Takeover Bids (Besluit Openbare Biedingen Wft) in connection with the intended public offer by a wholly-owned subsidiary of Liberty Global plc for all the issued and outstanding ordinary shares in the capital of Ziggo N.V. not yet owned by Liberty Global plc and its affiliates. This announcement does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities in Ziggo N.V. Any offer will be made only by means of an offer memorandum. This announcement is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, Australia, Canada or Japan.

Liberty Global to Acquire Ziggo
Strategic combination creates national Dutch cable operator

•	Combined footprint will reach 7 million or over 90% of Dutch homes

•	Creates leading challenger in the mobile & enterprise businesses

•	Continued investment & innovation to benefit Dutch consumers

•	Planning to leverage Ziggo’s strong brand nationwide

•	Centralizing Dutch operations at Ziggo’s Utrecht headquarters

•	Significant synergy opportunities

•	Unanimously recommended by Ziggo’s Supervisory & Management Boards

•	Intended stock and cash offer implies a price of €34.53 per ordinary Ziggo share based on January 24, 2014 close (and a price of €35.74 per ordinary Ziggo share based on 10-day VWAP1)

Denver, Colorado and Utrecht, the Netherlands - January 27, 2014

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) and Ziggo N.V. (“Ziggo”) (NYSE Euronext Amsterdam: ZIGGO NA) today announced that they have reached a conditional agreement (the “Merger Protocol”) on a recommended offer (the “Offer”) pursuant to which Liberty Global will acquire Ziggo in a stock and cash transaction valuing Ziggo at approximately €10.0 billion ($13.7 billion).2

In addition, Liberty Global also announced today that its Board of Directors has approved a stock dividend of one Liberty Global Class C ordinary share on each outstanding Class A, Class B and Class C ordinary share as of the record date for the stock dividend. It is expected that this stock dividend will be issued on March 3, 2014.

Under the terms of the Offer and adjusting for completion of the stock dividend, Ziggo shareholders will receive €11.00 in cash, 0.2282 Liberty Global Class A ordinary shares and 0.5630 Liberty Global Class C ordinary shares (0.1674 prior to completion of the stock dividend) for each Ziggo share that they hold (the “Offer Price”). Based on
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[1]	VWAP or volume weighted average price is calculated as of January 24, 2014.

[2]
All values and calculations throughout the press release are based on the Offer Price using share prices as of January 24, 2014, unless otherwise noted. All translations throughout press release are based on a EUR/USD exchange rate of 1.3683 as of January 24, 2014.

Liberty Global’s Class A share price of $83.27 and Class C share price of $78.80 as of January 24, 2014, the Offer implies a price of approximately €34.53 per Ziggo ordinary share.

Based on the 10-day VWAP price, this offer represents a 38% premium to the closing share price of Ziggo of €25.85 on March 18, 2013, the day before the previous private equity shareholders executed an equity sale that preceded Liberty Global’s acquisition of its initial stake in Ziggo and a premium of 22% to the closing share price of Ziggo of €29.24 on October 15, 2013, the day before Ziggo announced it had received a preliminary proposal regarding a potential offer for the company by Liberty Global.

In addition, Ziggo has agreed not to pay or declare any (interim) dividend or to make any distribution in kind until completion of the transaction.

A Strategic Cable Combination
Strong Industrial Logic with Significant Benefits for All Stakeholders

•
Reaching 7 million or over 90% of Dutch homes, the combined business will provide approximately 10 million video, broadband internet and telephony services to over 4 million unique customers through a fiber-rich cable network. With approximately €2.5 billion[3] in total revenue, the combined company will be a leading provider of communication services across the Netherlands.

•
Creates leading challenger in the mobile and enterprise businesses with the emergence of a nationwide cable operator, further ensuring sustainable competition throughout the Netherlands, benefiting the Dutch economy and society as a whole.

•
Continued investment and innovation to benefit Dutch consumers, as our increased scale will drive efficiencies and enhance our ability to invest in the development of cutting-edge products and services.

•
Planning to leverage Ziggo’s strong brand nationwide and capitalize on the deep bench of talented professionals at both companies, the new entity is well-positioned to deliver operational excellence with best-in-class customer service.

•	Centralizing Dutch operations at Ziggo’s Utrecht headquarters, which will be fully-equipped to serve the new combined company and benefit from being part of the wider Liberty Global group.

•	Significant synergy opportunities as a result of scale advantages across core functional areas and leveraging Liberty Global’s pan-European platform, procurement and integration expertise.

•
Unanimously recommended by Ziggo’s Supervisory and Management Boards, having concluded the transaction is in the best interests of Ziggo and its stakeholders (including its shareholders). The Offer is expected to close in the second half of 2014.

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[3]
Based on Ziggo’s revenue for the year ended December 31, 2013 as reported under International Financial Reporting Standards as adopted by the European Union (“IFRS”) plus the revenue of Liberty Global’s Dutch business for the twelve months ended September 30, 2013, as reported under generally accepted accounting principles in the United States (“U.S. GAAP”). Liberty Global’s assessment of differences between IFRS and U.S. GAAP on Ziggo’s revenue has not been completed.

Mike Fries, Chief Executive Officer of Liberty Global, said: “This transaction creates a nationwide cable champion that will drive investment and innovation for the benefit of Dutch consumers and businesses alike. Our combined operations will reach over 90% of all Dutch households allowing us to compete more effectively with the other national telecommunications and satellite platforms in the Netherlands, and at the same time generate significant revenue and operating efficiencies. We are targeting €160 million in annual run-rate synergies by 2018, which will underpin our growth profile over the next few years in the Netherlands and for Liberty Global overall, as we continue to build scale in Western Europe. Including the purchase of our initial 28.5% investment in Ziggo last year and the Offer Price for the remaining Ziggo shares, the blended transaction multiple on a synergized basis4 equates to 9.3x estimated 2014 EBITDA5 and 14.0x estimated 2014 EBITDA minus capital expenditures.6”

Andrew Sukawaty, Chairman of the Supervisory Board of Ziggo, said “For Ziggo this is a great opportunity to create a Dutch industry leader together with UPC Netherlands. In essence, this transaction is about two Dutch companies coming together. Our customers will benefit as the new combination has an agenda of investing in growth and innovative solutions, helping customers to enjoy media and entertainment even more while at the same time ensuring a high level of data-security and privacy. The new Ziggo combines two regional networks. By joining forces they will stimulate and maintain the leading position of the Netherlands in the digital economy. For our employees the new combination will allow them to become part of a larger and stronger company, offering new perspectives and career opportunities. This transaction values Ziggo at 11.3x 2013 EBITDA7 and 18.4x 2013 EBITDA minus capital expenditures which provides our shareholders with a very attractive offer and at the same time by receiving Liberty Global shares allows them to participate in the future of a global industry leader.”

Transaction Details
The Offer Price per Ziggo ordinary share represents an implied equity value for 100% of Ziggo on a fully diluted basis of approximately €6.9 billion ($9.5 billion) and an implied TEV8 of approximately €10.0 billion ($13.7 billion), before taking into account transaction costs and other expenses.

It should be noted that Liberty Global purchased 57.0 million or approximately 28.5% of Ziggo’s outstanding ordinary shares during 2013, at a blended purchase price of approximately €25.37 per Ziggo ordinary share (the “2013 Purchase Price”).9 As a result, Liberty Global will acquire in the Offer the remaining ordinary shares of Ziggo or approximately 143.1 million shares on a fully-diluted basis. From Liberty Global’s perspective, the blended weighted average acquisition price per ordinary share for Ziggo (the “Blended Price”), consisting of the 2013 Purchase Price and the Offer Price, is approximately €31.92 per Ziggo ordinary share.10

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[4]
Assumptions underlying forward purchase multiples as estimated by Liberty Global and in line with Ziggo guidance. Includes annual run-rate synergies expected to be achieved in 2018 and is based on a blended purchase price of €31.92 per share, as further described below.

[5]
EBITDA as customarily defined by Ziggo represents operating income plus depreciation and amortization as reported by Ziggo under IFRS. Amounts have not been adjusted to conform to Liberty Global’s definition of operating cash flow or for differences between IFRS and U.S. GAAP. Liberty Global’s assessment of the impact of differences between IFRS and U.S. GAAP on Ziggo’s EBITDA has not been completed.

[6]	Capital Expenditures (“CapEx”) as defined by Ziggo represents capital expenditures incurred to acquire property and equipment and intangible assets.

[7]	Based on a total enterprise value (“TEV”) of €10.0 billion, as implied by the Offer Price.

[8]	Including Ziggo’s reported net debt as of December 31, 2013 of €3.1 billion ($4.2 billion)

[9]	The 2013 Purchase Price is adjusted for dividends received by Liberty Global.

[10]	The Blended Price implies a TEV of €9.5 billion ($13.0 billion).

As a result of the transaction, Liberty Global and Ziggo expect to deliver approximately €160 million in annual run-rate synergies on the combined Dutch business by 2018, driven in large part by scale advantages across core functional areas and our nationwide footprint. These estimated synergies consist of €120 million in cost-related run-rate synergies (€95 million impacting EBITDA and €25 million impacting capital expenditures) and an incremental €40 million of run-rate EBITDA derived from revenue-related synergies.

Transaction Funding
Liberty Global will fund the acquisition with a combination of shares and cash. The total consideration required to purchase the remaining shares is approximately €4.9 billion ($6.8 billion).11 Of the total consideration, the stock component equates to €3.4 billion ($4.6 billion) (the “Stock Consideration”) and the cash component equates to €1.6 billion ($2.2 billion) (the “Cash Consideration”), which excludes transaction and other costs.

The Stock Consideration, after adjusting for completion of the stock dividend, will be funded through the issuance of approximately 32.7 million Liberty Global Class A and 80.6 million Liberty Global Class C ordinary shares. The issuance of the Liberty Global Class A and Class C shares does not require shareholder authorization or other corporate approvals. It is expected that Ziggo shareholders will own approximately 13% of the adjusted shares outstanding of Liberty Global and will have approximately 9% of the voting rights.12 In case Liberty Global makes distributions in cash or in kind before the settlement date of the intended offer, or Ziggo pays a dividend (although Ziggo has agreed not to do so), the cash consideration or share exchange ratios will be adjusted to reflect such distributions, as applicable.

With respect to the Cash Consideration, Liberty Global intends to fund the Offer principally through debt financings and has, subject to customary conditions, secured fully-committed debt financing. Liberty Global intends to raise over €1.5 billion in incremental principal debt at Ziggo. Adjusting for the Offer and completion of the intended financings, Liberty Global would expect the leverage ratio of Ziggo on a standalone basis to be approximately 5x, consistent with Liberty Global’s overall financial philosophy.

In addition to the Cash Consideration, Liberty Global and Ziggo expect to incur in aggregate around €300 million in transaction and financing costs, including costs associated with refinancing, tendering and/or exchanging Ziggo debt. These costs are expected to be funded through available liquidity at Ziggo and Liberty Global, as well as from the aforementioned debt increase at Ziggo. Furthermore, in connection with its 2013 purchases of Ziggo shares, Liberty Global financed a majority of its purchases with a combination of margin and collar loans, which had balances at September 30, 2013 of approximately €460 million and €618 million, respectively. Liberty Global intends to repay the margin loan in cash. In terms of the collar loan13 and associated derivatives, Liberty Global has not determined if it will settle the instrument in cash, which would also include incremental unwind costs, if it will settle with the Offer consideration, or a combination of both alternatives. If Liberty Global settled entirely with the Offer consideration and adjusting for the stock dividend, Liberty Global would have to issue up to a maximum of 5.7 million of additional Class A shares and 14.1 million of additional Class C shares, and pay a maximum cash amount of approximately €275 million.

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[11]	Based on fully-diluted shares outstanding of approximately 200.1 million.

[12]
Ownership percentages exclude shares owned by Liberty Global and are based on issued and outstanding shares of Liberty Global as of December 13, 2013 of 394.6 million, as adjusted for the Offer and stock dividend.

[13]	Liberty Global has approximately 25.0 million shares pledged under the collar loan.

Unanimously Recommended by Ziggo’s Management & Supervisory Boards
After careful consideration, the Management Board and Supervisory Board of Ziggo (the “Boards”) believe the Offer to be in the best interests of Ziggo and its stakeholders, including its shareholders, and have agreed to fully and unanimously support and recommend the Offer for acceptance to Ziggo’s shareholders. Furthermore, the individual members of the Boards will tender all of their shares under the Offer.

On January 26, 2014, J.P. Morgan Limited and Perella Weinberg Partners UK LLP have each issued an opinion to the Management Board of Ziggo and ABN AMRO Bank N.V. has issued an opinion to the Supervisory Board of Ziggo, in each case as to the fairness as of that date, from a financial point of view, of the Offer Price to be paid to the Ziggo shareholders in the Offer (other than to Liberty Global and its affiliates and Ziggo) and of the purchase price to be paid to Ziggo for the entire Ziggo business under the proposed asset sale (as described below).

Further Undertakings
Liberty Global and Ziggo have agreed to certain covenants in respect of financing, corporate governance, post-closing measures, strategy, organization, integration, employees, security and privacy for a duration of two to three years after settlement.

Employees
Liberty Global recognizes that Ziggo’s management and employees will be vital to the combined Dutch business and expects to rely on their experience and expertise going forward. Liberty Global will respect the existing employment rights and benefits of employees of Ziggo, including existing social plans, profit sharing schemes, covenants (including covenants with the Works Council) and collective labor agreements (including the employee benefits included in the terms thereof), as well as the terms of individual employment agreements between Ziggo and its employees, for the agreed duration of these arrangements and agreements or, if earlier, as soon as any new harmonization or redundancy plans have been negotiated.

Following settlement, the nomination, selection and appointment of staff for functions within the integrated combined group will, subject to applicable law and regulation, be based on the “best person for the job” principle, or, where not feasible or appropriate, on non-discriminatory, fair and business-oriented transparent set of criteria. The determination and choice of the redundancies arising from the integration will be made on non-discriminatory, fair and business-oriented transparent criteria.

Integration and organization
Liberty Global intends to integrate and align the respective Dutch businesses to fully benefit from their combined reach, scale and resources, in order to provide a compelling growth platform and enhance their capabilities to service customers in a reliable and cost-efficient way. To this purpose, a joint integration committee, consisting of three senior Ziggo executives and three senior Liberty Global representatives will be established. One of the Liberty Global nominees will act as chairman and have the casting vote.

Liberty Global undertakes to set up a financial framework, including sufficient levels of cash, that supports the realization of the Dutch business strategy. The joint Dutch operations will continue to be a state of the art media and communications service provider (in terms of core values, quality, infrastructure, technology and commercial services amongst other things). Liberty Global will respect Ziggo’s commitment to invest in its networks and services in the Netherlands at a level which, in terms of quality and service levels, is consistent with Ziggo's current operational business plans.

Ziggo’s head office and relevant head office functions will remain in Utrecht, the Netherlands, which shall, following integration, be the head office for the combined Dutch businesses. The Ziggo head office will be fully-equipped with such functions and resources as will be necessary to implement and further develop and execute the strategy and to manage the combined Dutch businesses. The Ziggo brand shall be the brand for the combined Dutch businesses.

Corporate Governance
After successful completion of the Offer, the Supervisory Board of the combined Dutch group will be composed of three new members selected by Liberty Global and initially by two current members of the current Supervisory Board of Ziggo qualifying as independent within the Dutch Corporate Governance Code, being Rob Ruijter and another individual to be identified by Ziggo prior commencement of the Offer (the “Continuing Members”). In addition, after successful completion of the Offer, the Management Board will consist of at least four members. The CEO and CFO will be chosen by Liberty Global and the other members of the Management Board will be selected in accordance with selection criteria agreed in connection with the integration process. René Obermann, CEO of Ziggo, has expressed his clear commitment to Ziggo pending acceptance of the proposed transaction by shareholders and approval by the authorities. If and when the transaction closes, it is not Mr. Obermann's intention to be part of the new combination.

Acquisition of 100%
Liberty Global’s willingness to pay the Offer Price is predicated on the acquisition of 100% of Ziggo’s shares. Liberty Global and Ziggo anticipate that full integration of Ziggo and the UPC Netherlands business will deliver substantial operational, commercial, organizational and financial benefits, which could not, or only partially, be achieved if Ziggo were to continue as a standalone entity with a minority shareholder base.

If Liberty Global acquires 95% of the shares of Ziggo (including the shares already held by Liberty Global and its affiliates), Ziggo intends to delist from Euronext Amsterdam promptly, and Liberty Global intends to initiate the statutory squeeze-out proceedings to obtain 100% of Ziggo’s shares. If Liberty Global acquires less than 95% but at least 80% of Ziggo’s shares, Liberty Global intends to acquire the entire business of Ziggo at the same price and for the same consideration as the Offer Price pursuant to an asset sale, followed by a liquidation of Ziggo, to deliver such consideration to shareholders (the “Asset Sale and Liquidation”). The Asset Sale and Liquidation is subject to Ziggo Extraordinary General Meeting (“EGM”) approval. The Boards have agreed to unanimously recommend to the shareholders to vote in favor of the Asset Sale and Liquidation.

Liberty Global may utilize all other available legal measures in order to acquire full ownership of Ziggo’s outstanding shares and/or its business.

Security and Privacy
Liberty Global is committed to maintain all required and commercially reasonable measures to protect against the unauthorized disclosure of the contents of electronic communications, and to safeguard and warrant the continuity, integrity and security of Ziggo’s communication systems and networks and its compliance with all applicable laws and regulations in this respect.

Pre-Offer and Offer Conditions
The commencement of the Offer is subject to the satisfaction or waiver of pre-offer conditions customary for a transaction of this kind, including:

(i)	all competition filings having been made or requested;

(ii)	no material breach of the Merger Protocol having occurred;

(iii)	no revocation or amendment of the recommendation by the Boards;

(iv)	no material adverse effect having occurred;

(v)	the Dutch Authority for the Financial Markets (“AFM”) having approved the offer memorandum;

(vi)	no public announcement of a Competing Offer (as defined below) having been made;

(vii)	trading in the Ziggo shares on Euronext Amsterdam not having been suspended or ended as a result of a listing measure;

(viii)	no notification having been received from the AFM stating that investment firms will not be allowed to cooperate with the Offer; and

(ix)	no order, stay judgment or decree having been issued prohibiting the making of the Offer.

If and when made, the consummation of the Offer will be subject to the satisfaction or waiver of the following Offer conditions:

(i)
minimum acceptance level of at least 95% of Ziggo’s shares, which will be reduced to 80% in the event that shareholder resolutions allowing Asset Sale and Liquidation are adopted at the EGM (and in effect at expiry of the Offer) provided however that Liberty Global may waive the minimum acceptance condition without the consent of Ziggo if the acceptance level is 65% and above;

(ii)	competition clearance having been obtained;

(iii)	the resolutions regarding the Asset Sale and Liquidation adopted at the EGM being in full force and effect;

(iv)	no material breach of the Merger Protocol having occurred;

(v)	no material adverse effect having occurred;

(vi)	no public announcement of a Competing Offer (as defined below) having been made;

(vii)	no revocation or amendment of the recommendation by the Boards;

(viii)
the registration statement related to issue of new Liberty Global shares having been declared effective by the U.S. Securities and Exchange Commission (“SEC”) and the shares having been approved for listing on NASDAQ, subject to official notice of issuance;

(ix)	trading in the Ziggo shares on Euronext Amsterdam not having been suspended or ended as a result of a listing measure;

(x)	no notification having been received from the AFM stating that investment firms will not be allowed to cooperate with the Offer; and

(xi)	no order, stay judgment or decree having been issued prohibiting the transaction.

On termination of the Merger Protocol by Ziggo on account of a material breach of the Merger Protocol by Liberty Global, Liberty Global will forfeit a €69.5 million reverse termination fee to Ziggo. If the Merger Protocol is terminated because the competition clearance is not obtained, Liberty Global will forfeit a €200 million reverse termination fee to Ziggo.

On termination of the Merger Protocol by Liberty Global on account of a material breach of the Merger protocol by Ziggo, a Competing Offer having been made, or the revocation or amendment of, the recommendation of the Boards, other than as a result of the blended Liberty Global share price (which will be adjusted to reflect the impact of the dividend) being below $66.23 and a price that represents 20% underperformance to a basket measured either immediately before commencement of the Offer or seven business days prior to closing of the Offer, Ziggo will forfeit a €69.5 million termination fee to Liberty Global.

Competing Offer
Liberty Global and Ziggo may terminate the Merger Protocol in the event a bona fide third-party offeror makes an offer which, in the reasonable opinion of the Boards, is a substantially more beneficial offer than Liberty Global’s offer, exceeds the Offer Price by 8% and is launched or is committed to be launched within eight weeks (a “Competing Offer”).

In the event of a Competing Offer, Liberty Global will be given the opportunity to match such offer, in which case the Merger Protocol may not be terminated by Ziggo. As part of the agreement, Ziggo has entered into customary undertakings not to solicit third party offers.

Indicative Timetable
Liberty Global and Ziggo have done extensive preparatory work on the required competition filings and Liberty Global plans to file Form CO with the European Commission in February. Liberty Global is confident that it will secure all relevant competition approvals as soon as practicable. In addition, the required advice and consultation procedures with Ziggo’s Works Council will be continued, with the intention to have the procedures completed prior to commencement of the Offer.

It is Liberty Global’s intention to submit a request for approval of its offer document to the AFM within 12 weeks from today and to publish the offer memorandum shortly after approval from the AFM, in accordance with the applicable statutory timetable. The Liberty Global ordinary shares to be issued in the transaction will be registered with the SEC on Form S-4 prior to completion of the Offer.

Ziggo will hold an EGM at least six business days before closing of the offer period in accordance with Section 18 Paragraph 1 of the Decree to inform the shareholders about the Offer and to adopt certain resolutions that are conditions to the consummation of the Offer, including the Asset Sale and Liquidation.

Based on the required steps and subject to the necessary approvals, Liberty Global and Ziggo anticipate that the Offer will close in the second half of 2014.

Transaction Advisors
In connection with the transaction, Liberty Global’s financial advisors are Bank of America Merrill Lynch and Morgan Stanley, and its legal counsel is Allen & Overy. On behalf of Ziggo, J.P. Morgan and Perella Weinberg Partners are acting as financial advisors and Freshfields Bruckhaus Deringer is acting as legal counsel. In addition, ABN AMRO is acting as financial advisor to the Supervisory Board of Ziggo and Stibbe is acting as legal counsel to the Supervisory Board of Ziggo and is acting on certain other aspects of the Offer. Nauta Dutilh provided legal advice to J.P. Morgan and Perella Weinberg Partners.

Other
The Offer will be made for the ordinary shares of Ziggo, a public limited liability company incorporated under Dutch law, and is subject to Dutch disclosure and procedural requirements, which are different from those of the United States. The Offer will be made in the United States in compliance with Section 14(e) of, and Regulation 14E under, the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), subject to the exemptions provided by Rule 14d-1(d) under the U.S. Exchange Act and otherwise in accordance with the requirements of Dutch law. Accordingly, the Offer will be subject to disclosure and other procedural requirements, including with respect to the Offer timetable and settlement procedures that are different from those applicable under U.S. domestic tender offer procedures and laws.

To the extent permissible under applicable law or regulation, Liberty Global and its affiliates or brokers (acting as agents for Liberty Global or its affiliates, as applicable) may from time to time after the date hereof, and other than pursuant to the offer, directly or indirectly purchase, or arrange to purchase, ordinary shares of Ziggo, that are the subject of the Offer or any securities that are convertible into, exchangeable for or exercisable for such shares. To the extent information about such purchases or arrangements to purchase is made public in The Netherlands, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of Ziggo of such information. In addition, the financial advisors to Liberty Global may also engage in ordinary course trading activities in securities of Ziggo, which may include purchases or arrangements to purchase such securities.

Notice
Neither company is registering under the Securities Act of 1933 the offering of any securities that may be issued to finance the transaction, and any securities so issued may not be offered or sold in the United States absent an applicable exemption from the U.S. registration requirements.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction and the anticipated consequences and benefits of the transaction, the targeted close date for the transaction, our estimate of Ziggo’s 2014 EBITDA and capital expenditures, the intended financing, our estimate of synergies, our expectation regarding leverage, our expectations with respect to future growth prospects and the impact of the transaction on our operations and financial performance, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the receipt and timing of necessary regulatory approvals, the ability to finance the transaction (including the completion of the debt financing), Ziggo’s ability to continue financial and operational growth at historic levels, the ability to successfully operate and integrate the Ziggo operation, continued use by subscribers and potential subscribers of Ziggo’s services, the ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in Liberty Global’s filings with the SEC including Liberty Global’s most recently filed Forms 10-K/A and 10-Q and in Ziggo’s most recently published interim and annual reports (available at http://www.ziggo.com/en/investors/). These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find it
Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Liberty Global. In connection with the proposed acquisition of Ziggo, Liberty Global will file a Registration Statement on Form S-4 with the SEC containing an offer memorandum/prospectus regarding the transaction. SHAREHOLDERS OF ZIGGO AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND OFFER MEMORANDUM/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Ziggo shareholders will be able to obtain a free copy of the registration statement and offer memorandum/prospectus, as well as other filings containing information about Liberty Global, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the registration statement and offer memorandum/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Global, 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Investor Relations.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading triple-play services are provided through next-generation networks and innovative technology platforms that connected 24 million customers subscribing to 48 million television, broadband internet and telephony services at September 30, 2013.

Liberty Global’s consumer brands include Virgin Media, UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Chellomedia, our content division, Liberty Global Business Services, our commercial division and Liberty Global Ventures, our investment fund. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Marcus Smith	+44 20.7190.6374
Oskar Nooij	+1 303.220.4218	Bert Holtkamp	+31 20.778.9800
John Rea	+1 303.220.4238	Hanne Wolf	+1 303.220.6678

About Ziggo
Ziggo is a Dutch provider of entertainment, information and communication through television, internet and telephony services. The company serves around 2.8 million households, with 1.9 million internet subscribers, almost 2.3 million subscribers for digital television and 1.6 million telephony subscribers. Business-to-business subscribers use services such as data communication, telephony, television and internet. The company owns a next-generation network capable of providing the bandwidth required for all future services currently foreseen. More information on Ziggo can be found on: www.ziggo.com. For more information please contact:

Investor Relations:		Corporate Communications:
Wouter van de Putte	+31 (0) 88 717 1799	Martijn Jonker	+31 (0) 88 717 2419
Caspar Bos	+31 (0) 88 717 4619